UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 17, 2008

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 17, 2008, we entered into a First Amendment to Credit Agreement (the “Amendment”) amending the Credit Agreement dated as of July 27, 2007 by and among us, as borrower, our domestic subsidiaries party thereto, as guarantors, and Wachovia Bank, N.A., as administrative agent for several lending banks and other financial institutions (the “Credit Agreement”). The Amendment allows us to benefit from our improved financial profile by increasing our borrowing capacity on the same interest rate terms previously available to us. Borrowings under this facility bear interest at either (a) the London Interbank Offered Rate plus between 2.00% and 2.50% or (b) the greater of either (i) the bank’s prime rate or (ii) the federal funds rate plus 0.50%, plus between 1.00% and 1.50%. The rates are determined based on our consolidated leverage ratio.

The Amendment increases the aggregate committed amount available to us under our revolving loan by $29.75 million from $44.75 million to $74.5 million.

The Amendment also increases the aggregate amount provided to us under our term loan by $5.25 million from $44.75 million to $50 million.

Additionally, the Amendment provides us with the ability to issue letters-of-credit in specified foreign currencies, increases our sub-limits for our letter-of-credit sub-facility and increases the amount of cash borrowings which may be incurred by our foreign subsidiaries.

The foregoing description of the Amendment is qualified in its entirety by reference to the full and complete terms of the Amendment, which is filed as Exhibit 10.28 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.28:	First Amendment to Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: June 18, 2008

	By:	/s/ Alan Edrick
Alan Edrick
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.28	First Amendment to Credit Agreement.